                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

         By signing below, I hereby constitute and appoint Ronald W. Tysoe, Dennis J. Broderick, John R. Sims, and Padma Tatta Cariappa, or any of them, my true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments in my name and behalf in my capacities as director and/or officer of Federated Department Stores, Inc., a Delaware corporation (the "Company"), which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with a Registration Statement on Form S-3 (or any other appropriate form) and any abbreviated registration statement relating thereto permitted pursuant to Rule 462(b) under the Securities Act for the purpose of registering pursuant to the Securities Act debt and equity securities of the Company having an aggregate offering price not to exceed $1.0 billion, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for me, in my name and behalf in my capacities as director and/or officer of the Company (individually or on behalf of the Company), such Registration Statement and any such abbreviated registration statement, and any and all amendments and supplements thereto, and to file the same, with all exhibits thereto and other instruments or documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have executed this Power of Attorney as of December 8, 1995.


 /s/ John E. Brown                              /s/ Robert A. Charpie                    /s/ Lyle Everingham
 ---------------------------------              -------------------------------          ------------------------------
 John E. Brown                                  Robert A. Charpie                        Lyle Everingham


 /s/ Meyer Feldberg                             /s/ Earl G. Graves, Sr.                  /s/ George V. Grune
 ---------------------------------              -------------------------------          ------------------------------
 Meyer Feldberg                                 Earl G. Graves, Sr.                      George V. Grune



 /s/ Karl M. von der Heyden                     /s/ Gertrude G. Michelson                /s/ Joseph Neubauer
 ---------------------------------              -------------------------------          ------------------------------
 Karl M. von der Heyden                         Gertrude G. Michelson                    Joseph Neubauer


 /s/ Allen I. Questrom                          /s/ Laurence A. Tisch                    /s/ Ronald W. Tysoe
 ---------------------------------              -------------------------------          ------------------------------
 Allen I. Questrom                              Laurence A. Tisch                        Ronald W. Tysoe


 /s/ Paul W. Van Orden                          /s/ Marna C. Whittington                 /s/ James M. Zimmerman
 ---------------------------------              -------------------------------          ------------------------------
 Paul W. Van Orden                              Marna C. Whittington                     James M. Zimmerman
